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                                                                      EXHIBIT 11
                        NEW VISUAL ENTERTAINMENT, INC.
                   COMPUTATION OF EARNINGS PER COMMON SHARE


                                                    Year Ended December 31,
                                                    -----------------------
                                                   1996              1995
                                                   ----              ----

ENDING MARKET PRICE PER SHARE                 $       1.22       $   N/A
                                               ------------        ---------

AVERAGE MARKET PRICE PER SHARE                 $      1.53       $   N/A
                                               ------------        ---------

Net loss before preferred stock
dividends                                      $(1,477,496)      $  (14,400)

ADD:

Cumulative preferred stock
dividend (3)                                    (   75,000)             ---
                                               ------------        ---------

Net loss applicable to common shares           $(1,552,496)      $  (14,400)
                                               ------------        ---------
Weighted average number of shares
outstanding                                      8,766,567         1,543,983
                                               ------------        ---------

Primary earnings per share                            (.18)            (.01)
                                               ------------        ---------
FULLY DILUTED EARNINGS PER SHARE:

Net loss for fully diluted earnings
per share                                      $(1,477,496)      $  (14,400)
                                               ------------        ---------
Weighted average number of shares
outstanding                                      8,916,567         1,543,983
                                               ------------        ---------
Fully diluted earnings per share                      (.17)            (.01)
                                               ------------        ---------

(1) Shares assumed to be repurchased under the treasury stock method:
        Primary common stock equivalents are assumed to be repurchased at average market price.
        Fully diluted common stock equivalents are assumed to be repurchased at the greater of average or ending market price.